Exhibit 8.1

                                 ALSTON&BIRD LLP
                          601 Pennsylvania Avenue, N.W.
                           North Building, 10th Floor
                            Washington, DC 20004-2601

                                  202-756-3300
                                Fax: 202-756-3333
                                 www.alston.com


    One Atlantic Center      Bank of America Plaza
1201 West Peachtree Street  101 South Tryon Street,
  Atlanta, GA 30309-3424           Suite 4000
       404-881-7000         Charlotte, NC 28280-4000
     Fax: 404-881-7777            704-444-1000
                               Fax: 704-444-1111


   90 Park Avenue         3201 Beechleaf Court,
 New York, NY 10016             Suite 600
    212-210-9400          Raleigh, NC 27604-1062
  Fax: 212-210-9444            919-862-2200
                            Fax: 919-862-2260






                                  June 13, 2003



BNP Residential Properties, Inc.
3710 One First Union Center
301 South College Street, Suite 3710
Charlotte, NC  28202-6024

         Re: Registration on Form S-3 Relating to Shares of Common Stock of BNP Residential Properties, Inc.

Ladies and Gentlemen:


         In connection with the registration statement on Form S-3, File No. 333-_____, as in the form filed on June 13, 2003 (the "Registration Statement"), relating to the registration of 146,964 shares of common stock by BNP Residential Properties, Inc. (the "Company"), you have requested that we render an opinion with respect to the qualification of the Company as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").


         We have relied solely on various facts and factual assumptions set forth in the Registration Statement and certain statements, representations, and covenants in a certificates from an officer of the Company and from B. Mayo Boddie and Nicholas B. Boddie (the "Certificates"). We have examined no documents other than the Registration Statement for purposes of this opinion and, therefore, our opinion is limited to matters determined through an examination of such document and the factual matters set forth in the Certificates. We have assumed that such statements, representations and covenants are true as of the date hereof without regard to any qualification as to knowledge and belief. For purposes of our opinion, we have not made an independent investigation of the facts set forth in such documents and representations, the partnership agreements and organizational documents for each of the corporations, partnerships and limited liability companies in which the Company holds a direct or indirect interest, or any other documents, and we have not assumed any responsibility for independently verifying such information nor have we undertaken any independent review of such information. We have, consequently, assumed and relied on your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. This opinion is conditioned upon the completeness and accuracy of the Registration Statement and the Certificates.

         In rendering the opinions set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based solely on the facts in the Registration Statement and the representations in the Certificates, we are of the opinion that the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 1998 through 2001, and that the Company's proposed method of operation will enable the Company to meet the requirements for qualification and taxation as a REIT for its taxable year ended December 31, 2002, and for its taxable year that will end December 31, 2002003. The Company has not yet made a final determination of financial and operational results for its taxable year that ended December 31, 2002, and has not yet prepared its tax return for tax reporting purposes for such taxable year. We also note that the Company's status as a REIT during any year is dependent, among other things, upon the Company's ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year satisfy the requirements for taxation of a REIT under the Code.

         This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such changes could adversely affect the opinion rendered herein. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Certificates may affect the opinions stated herein. We have no obligation to update this opinion.

         This opinion is furnished only to you, is solely for your use in connection with the Registration Statement, and is limited to the specific matters covered hereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter. This opinion may be relied upon only by the party to whom it is addressed and may not be quoted, circulated, or used for any other purpose without our prior written consent. We, however, hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours



                                ALSTON & BIRD LLP

                                By:  /s/ James E. Croker
                                     James E. Croker



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